UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.

Date of Report: March 18, 2003

                   GROUP MANAGEMENT CORP.
   (Exact name of registrant as specified in its Charter)

  Delaware                  0-32635              59-2919648
  (State of Incorporation)  (Commission file number)  (IRS
                       Employer ID #)

          101 Marietta St., Suite 1070, Atlanta, GA   30303
          (Address of principal executive office)    (Zip
Code)

Registrant's telephone number: (404) 522-1202

Item 5: Other Events and Regulation FD Disclosure

Registrant's telephone number: (404) 522-1202

Item 5: Other Events and Regulation FD Disclosure


Barry Corker and Len Churn have resigned from the board of directors of Group Management Corp. effective March 12,
2003. Neither Mr. Corker nor Mr. Churn had any disagreements with management prior to resignation.

Lamar Sinkfield was appointed to the board of directors and will be the acting chief executive officer until a permanent
CEO is selected.

Thomas Ware resigned from the board of directors effective
March 17, 2003. Mr. Ware had no disagreements with the board of directors prior to resignation.




                          SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

                           Group Management Corp.

                            /s/ Thomas Ware
                         -----------------------------------
-
                            Thomas Ware, Chief Executive
Officer